DEPOSIT AGREEMENT
among
REGIONS FINANCIAL CORPORATION
and
BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC.,
as Depositary,
and
THE HOLDERS FROM TIME TO TIME OF
THE DEPOSITARY RECEIPTS DESCRIBED HEREIN
Dated as of July 29, 2024
Exhibit 4.1
TABLE OF CONTENTS

		Page

Article I DEFINED TERMS		1

Section 1.1	Definitions ........................................................................................................	1

Article II FORM OF RECEIPTS, DEPOSIT OF SERIES F PREFERRED STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION RECEIPTS		3

Section 2.1	Form and Transfer of Receipts .........................................................................	3
Section 2.2	Deposit of Series F Preferred Stock; Execution and Delivery of Receipts in Respect Thereof ................................................................................................	5
Section 2.3	Registration of Transfer of Receipts .................................................................	6
Section 2.4	Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Series F Preferred Stock ...........................................................	6
Section 2.5	Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts ........................................................................................................	7
Section 2.6	Lost Receipts, etc .............................................................................................	8
Section 2.7	Cancellation and Destruction of Surrendered Receipts ....................................	8
Section 2.8	Redemption of Series F Preferred Stock ..........................................................	8
Section 2.9	Bank Accounts .................................................................................................	10
Section 2.10	Receipts Issuable in Global Registered Form ..................................................	10

Article III CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION		12

Section 3.1	Filing Proofs, Certificates and Other Information ............................................	12
Section 3.2	Payment of Taxes or Other Governmental Charges .........................................	12
Section 3.3	Warranty as to Series F Preferred Stock ...........................................................	12
Section 3.4	Warranty as to Depositary Shares ....................................................................	12

Article IV THE DEPOSITED SECURITIES; NOTICES		13

Section 4.1	Cash Distributions ............................................................................................	13
Section 4.2	Distributions Other than Cash, Rights, Preferences or Privileges ....................	13
Section 4.3	Subscription Rights, Preferences or Privileges ................................................	14
Section 4.4	Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts ..........	14
Section 4.5	Voting Rights ...................................................................................................	15
Section 4.6	Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. .......................................................................................	15
Section 4.7	Delivery of Reports ..........................................................................................	16
Section 4.8	Lists of Receipt Holders ...................................................................................	16
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Article V THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE CORPORATION		16

Section 5.1	Appointment of the Depositary ........................................................................	16
Section 5.2	Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar ...........................................................................................................	17
Section 5.3	Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation. .........................................................	17
Section 5.4	Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Corporation. ................................................................................................	18
Section 5.5	Resignation and Removal of the Depositary; Appointment of Successor Depositary. .......................................................................................................	21
Section 5.6	Corporate Notices and Reports .........................................................................	22
Section 5.7	Indemnification by the Corporation .................................................................	22
Section 5.8	Fees, Charges and Expenses .............................................................................	23

Article VI AMENDMENT AND TERMINATION		23

Section 6.1	Amendment ......................................................................................................	23
Section 6.2	Termination ......................................................................................................	24

Article VII MISCELLANEOUS		24

Section 7.1	Counterparts .....................................................................................................	24
Section 7.2	Exclusive Benefit of Parties .............................................................................	24
Section 7.3	Invalidity of Provisions ....................................................................................	25
Section 7.4	Notices ..............................................................................................................	25
Section 7.5	Depositary’s Agents .........................................................................................	26
Section 7.6	Appointment of Registrar, Dividend Disbursing Agent and Redemption Agent in Respect of Receipts ...........................................................................	26
Section 7.7	Reserved ...........................................................................................................	26
Section 7.8	Holders of Receipts Are Parties .......................................................................	26
Section 7.9	Governing Law .................................................................................................	26
Section 7.10	Inspection of Deposit Agreement .....................................................................	27
Section 7.11	Headings ...........................................................................................................	27
Section 7.12	Force Majeure ...................................................................................................	27
Section 7.13	Further Assurances ...........................................................................................	27
Section 7.14	Confidentiality ..................................................................................................	27

EXHIBITS

Exhibit A	Form of Depositary Receipt
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DEPOSIT AGREEMENT dated as of July 29, 2024, among (i) Regions Financial
Corporation, a Delaware corporation, (ii) Broadridge Corporate Issuer Solutions, LLC., and (iii)
the Holders from time to time of the Receipts described herein.
WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit
Agreement, for the deposit of shares of Series F Preferred Stock of the Corporation from time to time with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Series F Preferred
Stock so deposited; and
WHEREAS, the Receipts are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this
Deposit Agreement;
NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:
Article I
DEFINED TERMS
Section 1.1Definitions.
The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:
“Broadridge” shall mean Broadridge Corporate Issuer Solutions, LLC.
“Certificate of Designations” shall mean the Certificate of Designations filed by the Corporation with the Secretary of State of the State of Delaware creating the
Series F Preferred Stock.
“Corporation” shall mean Regions Financial Corporation, a Delaware corporation, and its successors.
“Deposit Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.
“Depositary” shall mean Broadridge, and any successor Depositary hereunder.
“Depositary Shares” shall mean the depositary shares, each representing
1/40th of one share of the Series F Preferred Stock, evidenced by a Receipt.
“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5; provided, however, that the term “Depositary’s Agent” shall not include ordinary course vendors engaged by the Depositary in the ordinary course of business (and which have not been engaged specifically to provide services hereunder).
“Depositary’s Office” shall mean the office of the Depositary at which at any particular time its depositary receipt business shall be administered, which at the date of this Deposit Agreement is located at 51 Mercedes Way, Edgewood, NY 11717.

“DTC” shall mean the Depository Trust Company, together with its successors and assigns.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exchange Event” shall mean with respect to any Global Registered
Receipt:
(1) (A) the Global Receipt Depositor which is the Holder of such
Global Registered Receipt notifies the Corporation that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Exchange Act and (B)
the Corporation has not appointed a qualified successor Global Receipt
Depository within 90 calendar days after the Corporation received such notice, or
(2) the Corporation in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global
Registered Receipt.
“Global Receipt Depository” shall mean, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Corporation in or pursuant to this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Exchange Act.
“Global Registered Receipt” shall mean a global registered Receipt registered in the name of a nominee of DTC.
“Letter of Representations” shall mean any applicable agreement among the Corporation, the Depositary and a Global Receipt Depository with respect to such
Global Receipt Depository’s rights and obligations with respect to any Global Registered
Receipt, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.
“Person” shall mean any natural person, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, unincorporated association, trust or other entity, and shall include any successor (by merger or otherwise)
of the foregoing.
“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, and evidencing a number of Depositary Shares held of record by a Record Holder.
“Record Holder” or “Holder” as applied to a Receipt shall mean the
Person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.
“Redemption Date” shall have the meaning set forth in Section 2.8.

“Redemption Price” shall have the meaning set forth in the Certificate of
Designations.
“Registrar” shall mean the Depositary or such other successor registered transfer agent, bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts as herein provided.  If a successor Registrar shall be so appointed, all references herein to “the books” of or maintained by the
Depositary shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Series F Preferred Stock” shall mean the shares of the Corporation’s
Non-Cumulative Perpetual Preferred Stock, Series F, par value $1 per share, with a liquidation preference of $1,000 per share.
“Transfer Agent” shall mean Broadridge or such other successor registered transfer agent, bank or trust company which shall be appointed by the Corporation to transfer the Receipts or the deposited Series F Preferred Stock, as the case may be, as herein provided.
Article II
FORM OF RECEIPTS, DEPOSIT OF SERIES F PREFERRED STOCK, EXECUTION
AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS
Section 2.1Form and Transfer of Receipts.
The definitive Receipts shall be substantially in the form set forth in Exhibit A attached to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Corporation delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations, with the
Corporation’s prior approval (but which do not affect the rights, duties, liabilities or responsibilities of the Depositary), as the Persons executing such Receipts may reasonably determine necessary (so long as such modifications are not inconsistent with the provisions of this Agreement), as evidenced by their execution of such Receipts.  If temporary Receipts are issued, the Corporation and the Depositary will cause definitive Receipts to be prepared without unreasonable delay.  After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the penultimate paragraph of Section 2.2.  Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts.  Such exchange shall be made at the Corporation’s expense and without any charge therefor.  Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the
Series F Preferred Stock, as definitive Receipts.
Any Receipt to be executed by the Depositary pursuant to this Deposit Agreement shall be executed by the manual or electronic signature of a duly authorized representative of the
Depositary.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually or electronically by a duly authorized representative of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by the manual, electronic or facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual, electronic or facsimile signature by a duly authorized officer of such Registrar.  The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.
Receipts shall be in denominations of any number of whole Depositary Shares.
All Receipts shall be dated the date of their issuance.
Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement all as may be (i) reasonably required by the Depositary and approved by the Corporation, (ii)
required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Series F Preferred Stock, the Depositary
Shares or the Receipts may be listed or to conform with any usage with respect thereto, or (iii) to indicate any special limitations or restrictions to which any particular Receipt is subject.
Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed (and medallion signature guaranteed, if required)
instrument of transfer, shall be transferable by delivery of such Receipt with the same effect as if such Receipt were a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the Person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit
Agreement and for all other purposes.
The Corporation shall have made a written request prior to the date hereof requesting that the Series F Preferred Stock and the associated Depositary Shares be set aside and reserved for issuance.  On the date hereof, the Corporation shall provide the Depositary with an opinion of counsel (which may be an opinion of internal counsel) stating that: (i) all shares of
Series F Preferred Stock have been registered under the Securities Act of 1933, as amended; (ii)
all shares of Series F Preferred Stock have been validly issued and are fully paid and non-
assessable; and (iii) upon due issuance by the Depositary of the Receipts evidencing the
Depositary Shares against the deposit of Series F Preferred Stock in accordance with the provisions of this Deposit Agreement and payment therefor, the Receipts will entitle the persons in whose names the Receipts are registered to the rights specified therein and in this Deposit
Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
Section 2.2Deposit of Series F Preferred Stock; Execution and Delivery of Receipts in
Respect Thereof.
Subject to the terms and conditions of this Deposit Agreement, the Corporation may from time to time deposit shares of Series F Preferred Stock under this Deposit Agreement by delivery to the Depositary, including via direct registration for shares of Series F Preferred
Stock in uncertificated form, for such shares of Series F Preferred Stock to be deposited (or in such other manner as may be agreed to by the Corporation and the Depositary), properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement in a form reasonably satisfactory to the Depositary, together with (i) all such certifications as may be reasonably required by the Depositary pursuant to this Deposit
Agreement and (ii) an instruction letter from the Corporation authorizing the Depositary to register such shares of the Series F Preferred Stock in uncertificated form by direct registration, each in a form satisfactory to the Depositary, together with an instruction letter of the
Corporation directing the Depositary to execute and deliver to, or upon the written order of, the
Person or Persons stated in such instruction letter a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited shares of Series F
Preferred Stock.
The shares of Series F Preferred Stock that are deposited in electronic book entry form, pursuant to this Deposit Agreement shall be held by the Depositary at the Depositary’s
Office or at such other place or places as the Depositary shall determine.  The Depositary shall not lend any shares of Series F Preferred Stock deposited hereunder.
Upon receipt by the Depositary of shares of Series F Preferred Stock to be deposited in accordance with the provisions of this Section 2.2, together with the other documents required as specified above, and upon recordation of the shares of Series F Preferred
Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the
Depositary (or its nominee), the Depositary, subject to the terms and conditions of this Deposit
Agreement, shall execute and deliver to or upon the order of the Person or Persons named in the instruction letter delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the shares of Series F Preferred Stock so deposited and registered in such name or names as may be requested by such Person or Persons.  The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate.  Delivery at other offices shall be at the risk and expense of the Person requesting such delivery.
Subject to Broadridge’s existing transfer agency agreement currently in effect between Broadridge and the Corporation, the Corporation hereby appoints Broadridge as transfer agent and registrar in respect of the Series F Preferred Stock deposited with the Depositary hereunder, and Broadridge hereby accepts its appointment, which appointment shall be pursuant to the existing transfer agency agreement, as supplemented by the express terms and conditions set forth in this Deposit Agreement. With respect to the appointments of Broadridge as transfer agent and registrar in respect of the Series F Preferred Stock, Broadridge shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision, in addition to Broadridge’s rights, indemnities, immunities and benefits as set forth in the existing transfer agency agreement between Broadridge and the
Corporation.
Section 2.3Registration of Transfer of Receipts.
Subject to the terms and conditions of this Deposit Agreement, the Transfer Agent shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer and appropriate evidence of authority which shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Transfer Agent, together with (if applicable)
evidence of the payment by the applicable party of any taxes or charges as may be required by law.  Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the Person entitled thereto.
Section 2.4Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of
Series F Preferred Stock.
Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such
Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the
Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall, at the expense of the Corporation, deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.
Any Holder of a Receipt or Receipts may withdraw the number of whole shares of
Series F Preferred Stock (and all money and other property, if any, represented thereby) by surrendering such Receipt or Receipts at the Depositary’s Office or at such other offices as the
Depositary may designate for such withdrawals; provided, however that a Holder of a Receipt may not withdraw such whole shares of Series F Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption. After such surrender and upon the receipt of written instructions from the Holder of such Receipt or Receipts, without unreasonable delay, the Depositary shall deliver to such Holder, or to the Person or Persons designated by such Holder as hereinafter provided, the number of whole shares of Series F
Preferred Stock (and all money and other property, if any), represented by such Receipt so surrendered for withdrawal, but Holders of such whole shares of Series F Preferred Stock will not thereafter be entitled to deposit such shares of Series F Preferred Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor.  If a Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Series
F Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Series F Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon the written order of such Holder, a new Receipt evidencing such excess number of Depositary Shares.  In the event that the Corporation is obligated to issue securities of the Corporation, pay cash and/or distribute other property pursuant to this Section, the Corporation shall make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the
Depositary, if and when necessary to comply with the terms of this Agreement, and until so received, the Depositary shall have no duties or obligations with respect to such securities, cash and/or other property. The Corporation acknowledges and agrees that Depositary’s ability to pay cash to Holders in a timely manner is dependent on timely receipt by the Depositary (or the financial institutions designated by the Depositary) of cash in an aggregate amount sufficient to pay such cash no later than 24 hours prior to the date of expected payment and the Depositary shall be excused from any failure to meet its obligations to provide or cause to be provided timely payments to the extent the Corporation fails to provide such cash no later than 24 hours to the Depositary (or the financial institutions designated by the Depositary) as reasonably necessary for the provision of such payment. Cash payments received from the Corporation less than 24 hours prior to payment of cash to Holders may incur additional rush processing fees.
In no event will fractional shares of Series F Preferred Stock (or any cash payment in lieu thereof) be delivered by the Depositary.  Delivery of the Series F Preferred Stock
and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.
If the Series F Preferred Stock and the money and other property, if any, being withdrawn are to be delivered to a Person or Persons other than the Record Holder of the related
Receipt or Receipts being surrendered for withdrawal of such Series F Preferred Stock, such
Holder shall execute and deliver to the Depositary a written order so directing the Depositary, and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of Series F Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank and, in each case, accompanied by a customary medallion signature guarantee, if required.
Section 2.5Limitations on Execution and Delivery, Transfer, Surrender and Exchange of
Receipts.
As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the
Depositary’s Agents or the Corporation may require (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges, taxes or expenses payable by the Holder of a Receipt pursuant to Section 5.8 (including any such tax or charge with respect to any shares of Series F

Preferred Stock being deposited or withdrawn or any charges or expense pursuant to Section
3.2), (ii) the production of evidence satisfactory to it as to the identity and genuineness of any signature which evidence shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer
Association, and any other reasonable evidence of authority that may be required by the
Depositary, and (iii) compliance with such additional requirements, if any, as the Depositary or the Corporation may reasonably establish consistent with the provisions of this Deposit
Agreement and/or applicable law.
The deposit of shares of Series F Preferred Stock may be refused, the delivery of
Receipts against such shares of Series F Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the
Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.
Section 2.6Lost Receipts, etc.
In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his, her or its ownership thereof and (ii) the Holder thereof furnishing the Depositary with an affidavit and an indemnity or bond satisfactory to the Depositary.  Such
Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform
Commercial Code in effect in the State of New York.
Section 2.7Cancellation and Destruction of Surrendered Receipts.
All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary.  Except as prohibited by applicable law or regulation, the
Depositary is authorized and directed to destroy all Receipts so cancelled in accordance with the
Depositary’s document retention/destruction policies and guidelines.
Section 2.8Redemption of Series F Preferred Stock.
Whenever the Corporation shall be permitted and shall elect to redeem shares of
Series F Preferred Stock in accordance with the terms of the Certificate of Designations, it shall
(unless otherwise agreed to in writing with the Depositary) give or cause to be given to the
Depositary, not less than 35 days and not more than 60 days prior to the Redemption Date (as defined below), notice of the date of such proposed redemption of Series F Preferred Stock and of the number of such shares held by the Depositary to be so redeemed and the applicable

Redemption Price, which notice shall be accompanied by a certificate from the Corporation stating that such redemption of shares of Series F Preferred Stock is in accordance with the provisions of the Certificate of Designations.  On the applicable Redemption Date, provided that the Corporation shall have paid or caused to be paid in full to the Depositary the Redemption
Price of the Series F Preferred Stock to be redeemed plus an amount equal to any declared and unpaid dividends thereon to the date fixed for redemption, in each case, no less than 24 hours prior to the expected payment date of the Redemption Price plus amounts in respect of declared and unpaid dividends, in accordance with the provisions of the Certificate of Designations, the
Depositary shall redeem the number of Depositary Shares representing such shares of Series F
Preferred Stock.  The Depositary shall transmit notice of the Corporation’s redemption of shares of Series F Preferred Stock and the proposed simultaneous redemption of the number of
Depositary Shares representing such shares of the Series F Preferred Stock to be redeemed, at the sole expense of the Corporation, by first-class mail, postage prepaid, or by such other method approved by the Depositary (in its reasonable discretion), in either case not less than 30 days and not more than 60 days prior to the date fixed for redemption of such shares of Series F Preferred
Stock and Depositary Shares (the “Redemption Date”), to the Record Holders of the Receipts
evidencing the Depositary Shares to be so redeemed at the addresses of such Holders as they appear on the records of the Depositary; but neither failure to mail or transmit any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders.  Each such notice shall be prepared by the
Corporation and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such Holder are to be redeemed, the number of such Depositary Shares held by such Holder to be so redeemed; (iii) the applicable
Redemption Price; (iv) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the
Series F Preferred Stock represented by such Depositary Shares to be redeemed will cease to accrue on such Redemption Date.  In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata or by lot.
The Corporation acknowledges and agrees that Depositary’s ability to pay the Redemption Price plus accrued but unpaid dividends to Holders in a timely manner is dependent on timely receipt by the Depositary (or the financial institutions designated by the Depositary) of cash in an aggregate amount sufficient to pay such cash no later than 24 hours prior to the date of expected payment and the Depositary shall be excused from any failure to meet its obligations to provide or cause to be provided timely payments to the extent the Corporation fails to provide such cash no later than 24 hours to the Depositary (or the financial institutions designated by the
Depositary) as reasonably necessary for the provision of such payment. Cash payments received from the Corporation less than 24 hours prior to payment of cash to Holders may incur additional rush processing fees.
Notice having been mailed or transmitted by the Depositary as aforesaid, from and after the Redemption Date (unless the Corporation shall have failed to provide the funds necessary to redeem the Series F Preferred Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the shares of Series F Preferred Stock so called for redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the applicable Redemption Price)
shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to 1/40th of the redemption price per share of Series
F Preferred Stock so redeemed plus all money and other property, if any, represented by such
Depositary Shares, including all amounts paid by the Corporation in respect of dividends in accordance with the provisions of the Certificate of Designations.
If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the Holder of such Receipt upon its surrender to the
Depositary, together with the applicable Redemption Price for all of the Depositary Shares redeemed, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.
Section 2.9Bank Accounts.
All funds received by Broadridge under this Deposit Agreement that are to be distributed or applied by Broadridge in the performance of services (the “Funds”) shall be held by Broadridge as agent for the Corporation and deposited in one or more bank accounts to be maintained by Broadridge in its name as agent for the Corporation. Until paid pursuant to this
Deposit Agreement, Broadridge may hold or invest the Funds through such accounts in demand deposit accounts, short-term certificates of deposit, bank repurchase agreements or bankers’
acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term
Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg
Finance L.P.). Broadridge shall have no responsibility or liability for any diminution of the
Funds that may result from any deposit or investment made by Broadridge in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Broadridge may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Broadridge shall not be obligated to pay such interest, dividends or earnings to the Corporation, any holder or any other party. Broadridge is acting as an agent hereunder and is not a debtor of Company in respect of cash deposited hereunder.
Section 2.10Receipts Issuable in Global Registered Form.
If the Corporation shall determine in a writing delivered to the Depositary that the
Receipts are to be issued in whole or in part in the form of one or more Global Registered
Receipts, then the Depositary shall, in accordance with the other provisions of this Deposit
Agreement, execute and deliver one or more Global Registered Receipts which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the
Receipts to be represented by such Global Registered Receipt or Receipts and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may
only be transferred in whole and only by the applicable Global Receipt Depository for such
Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such
Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Corporation or to a nominee of such successor Global Receipt Depository.  Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered
Receipt.  Neither any such beneficial owner nor any direct or indirect participant of a Global
Receipt Depository shall have any rights under this Deposit Agreement with respect to any
Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global
Receipt Depository may be treated by the Corporation, the Depositary and any director, officer, employee or agent of the Corporation or the Depositary as the Holder of such Global Registered
Receipt for all purposes whatsoever.  Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global
Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2)
whenever any notice, payment or other communication to the Holders of Global Registered
Receipts is required under this Deposit Agreement, the Corporation and the Depositary shall give all such notices, payments and communications specified herein to be given to such Holders to the applicable Global Receipt Depository.
If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the
Corporation for the execution and delivery of individual definitive registered Receipts in exchange for such Global Registered Receipt, shall execute and deliver, individual definitive registered Receipts, in authorized denominations and of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Registered Receipt in exchange for such Global Registered Receipt.
Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section 2.10 shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing.  The Depositary shall deliver such Receipts to the Persons in whose names such Receipts are so registered.
Notwithstanding anything to the contrary in this Deposit Agreement, should the
Corporation determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of any Letter of Representations.

Article III
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION
Section 3.1Filing Proofs, Certificates and Other Information.
Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper.  The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of shares of Series F
Preferred Stock represented by the Depositary Shares and evidenced by a Receipt or withhold or delay the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.
Section 3.2Payment of Taxes or Other Governmental Charges.
Holders of Receipts shall be obligated to make payments to the Depositary of certain taxes, charges and expenses, as provided in Section 5.8.  Registration of transfer of any
Receipt or any withdrawal of shares of Series F Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by any Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Series F Preferred Stock or other property represented by the
Depositary Shares evidenced by any such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, with the Holder of such
Receipt remaining liable for any deficiency.
Section 3.3Warranty as to Series F Preferred Stock.
The Corporation hereby represents and warrants that the Series F Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and non-assessable.  Such representation and warranty shall survive the deposit of the Series F Preferred Stock and the issuance of the related Receipts.
Section 3.4Warranty as to Depositary Shares.
The Corporation hereby represents and warrants that the Depositary Shares, when issued, will represent legal and valid interests in the Series F Preferred Stock.  Such representation and warranty shall survive the deposit of the Series F Preferred Stock and the related issuance of the Receipts.

Article IV
THE DEPOSITED SECURITIES; NOTICES
Section 4.1Cash Distributions.
Whenever the Depositary, acting as dividend distributing agent, shall receive any cash dividend or other cash distribution on the Series F Preferred Stock, the Depositary shall, subject to Section 3.1 and Section 3.2 and so long as such cash has been received by the bank or financial institution designated by Depositary no less than 24 hours prior to the expected payment date, distribute to Record Holders of Receipts on the record date fixed pursuant to
Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the
Series F Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly.  The
Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by Broadridge (without liability for interest thereon), as service provider for the Depositary, and shall be added to and be treated as part of the next sum received by the Depositary (acting as dividend distributing agent) for distribution to Record Holders of Receipts then outstanding.  Each Holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form
W-8 or W-9, as may be applicable.  Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Depositary of a portion of any of the distributions to be made hereunder.
Section 4.2Distributions Other than Cash, Rights, Preferences or Privileges.
Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Series F Preferred Stock, the Depositary shall, subject to
Section 3.1 and Section 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities received by it as the Corporation shall reasonably direct.  If in the opinion of the Corporation, in consultation with the Depositary, such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Corporation or the Depositary withhold an amount on account of taxes or charges) such distribution shall not be feasible, the Corporation, in its discretion, may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner.  The net proceeds of any such sale shall, subject to Section 3.1 and Section 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to Record Holders of Receipts as
provided by Section 4.1 in the case of a distribution received in cash.  The Corporation shall not make any distribution of securities (other than cash) to the Depositary and the Depositary shall not make any distribution of securities  (other than cash) to the Holders of Receipts unless such securities or property have been registered under the Securities Act or the Corporation shall have provided an opinion of counsel as set forth in Section 2.1 above, dated as of or prior to the date of such distribution, stating that such securities  do not need to be registered in connection with such distributions.
Section 4.3Subscription Rights, Preferences or Privileges.
If the Corporation shall at any time offer or cause to be offered to the Persons in whose names the Series F Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Receipts in such manner as the
Corporation shall reasonably direct; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Corporation determines that it is not lawful or (after consultation with the Depositary) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Corporation, in its discretion, may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper.  The net proceeds of any such sale shall be delivered to the Depositary and, subject to Section 3.1 and
Section 3.2, be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. In no event shall the
Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless such securities have been registered under the
Securities Act or the Corporation shall have provided an opinion of counsel stating that such securities do not need to be registered in connection with such distributions.
The Corporation shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of
Receipts, and the Corporation agrees with the Depositary that the Corporation will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such
Holders to exercise such rights, preferences or privileges.
Section 4.4Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Series F Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which Holders of the Series F Preferred Stock are entitled to vote or of which Holders of the Series F Preferred Stock are entitled to notice, or whenever the
Depositary and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the

Corporation with respect to or otherwise in accordance with the terms of the Series F Preferred
Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.
Section 4.5Voting Rights.
Subject to the Certificate of Designations and at pricing to be agreed upon separately between Broadridge and the Corporation, upon receipt of notice from the Corporation of any meeting at which the Holders of the Series F Preferred Stock are entitled to vote, the
Depositary shall, as soon as practicable thereafter, transmit to the Record Holders of Receipts, as determined on the record date set forth in Section 4.4, a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders of Receipts at the close of business on a specified record date fixed pursuant to
Section 4.4 may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the shares of Series F Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a Person designated by the Corporation), and (iii)
a brief statement as to the manner in which such instructions may be given.  Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Series F Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received.  The Corporation hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Series F Preferred
Stock or cause such Series F Preferred Stock to be voted.  In the absence of specific instructions from the Holder of a Receipt, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to such Series F Preferred Stock unless directed to the contrary by the
Holders of all the Receipts) to the extent of the Series F Preferred Stock represented by the
Depositary Shares evidenced by such Receipt.
Section 4.6Changes Affecting Deposited Securities and Reclassifications, Recapitalizations,
etc.
Upon any change in par or stated value, split-up, combination or any other reclassification of the Series F Preferred Stock, subject to the Certificate of Designations, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary shall, upon the written instructions of the Corporation setting forth any adjustment, (i) make such adjustments as are certified by the Corporation in the fraction of an interest represented by one Depositary Share in one share of Series F Preferred
Stock and in the ratio of the redemption price per Depositary Share to the redemption price per share of Series F Preferred Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Series F
Preferred Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities or cash which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Series F Preferred Stock as new deposited securities or property so received in exchange for or upon conversion or in respect of such Series F Preferred
Stock.  In any such case the Depositary may in its discretion, with the approval of the
Corporation, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities or property.  Anything to the contrary herein notwithstanding, Holders of
Receipts shall have the right from and after the effective date of any such change in par or stated
value, split-up, combination or other reclassification of the Series F Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the
Depositary with instructions to convert, exchange or surrender the Series F Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the Series F Preferred Stock represented by such
Receipts might have been converted or for which such Series F Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.
Section 4.7Delivery of Reports.
The Depositary shall furnish to Holders of Receipts any reports and communications received from the Corporation which are received by the Depositary and which the Corporation is required to furnish to the Holders of the Series F Preferred Stock.
Section 4.8Lists of Receipt Holders.
Reasonably promptly upon request from time to time by the Corporation, at the sole expense of the Corporation, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered
Holders of Receipts.
Article V
THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE
CORPORATION
Section 5.1Appointment of the Depositary.
The Corporation hereby appoints Broadridge to act as Depositary in accordance with the terms and conditions hereof, and Broadridge accepts this appointment.  The Corporation acknowledges and agrees that Broadridge shall act as processor of all payments received from or made by or on behalf of the Corporation under this Deposit Agreement. Depositary is engaged in an independent business and will perform its obligations under this Deposit Agreement as an agent of the Corporation. Furthermore, all parties hereto acknowledge that the Broadridge is a registered transfer agent and registrar and that, in the ordinary course of business, Broadridge tracks, records, and maintains (on behalf of its corporate issuer clients) the official record of ownership of its client’s securities. For the avoidance of doubt, the Corporation and each Holder of Receipts acknowledges that, notwithstanding the use of the term “Depositary” herein,
Broadridge is not a bank or a trust company.
Section 5.2Maintenance of Offices, Agencies and Transfer Books by the Depositary;
Registrar.
Upon execution of this Deposit Agreement, the Depositary shall maintain at the
Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.
The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts, which books at all reasonable times during regular business hours shall be open for inspection by the Record Holders of Receipts; provided that any such Holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such Person’s interest as an owner of
Depositary Shares evidenced by the Receipts.
The Depositary may close such books, at any time or from time to time, when deemed necessary or advisable by it in connection with the performance of its duties hereunder.
The Depositary may, with the approval of the Corporation, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby.  If the Receipts or the
Depositary Shares evidenced thereby or the Series F Preferred Stock represented by such
Depositary Shares shall be listed on one or more national securities exchanges, the Depositary will appoint a Registrar (acceptable to the Corporation) for registration of the Receipts or
Depositary Shares in accordance with any requirements of such exchange.  Such Registrar
(which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Corporation.  If the Receipts, Depositary Shares or Series F Preferred Stock are
listed on one or more other securities exchanges, the Depositary will, at the request of the
Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of the Receipts, Depositary Shares or Series F Preferred Stock as may be
required by law or applicable securities exchange regulation.
Section 5.3Prevention of or Delay in Performance by the Depositary, the Depositary’s
Agents, the Registrar or the Corporation.
Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any
Transfer Agent nor the Corporation shall incur any liability to any Holder of Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of
America or of any other governmental authority or, in the case of the Depositary, the
Depositary’s Agent or the Registrar or any Transfer Agent, by reason of any provision, present or future, of the Corporation’s Amended and Restated Certificate of Incorporation (including the
Certificate of Designations) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar, the
Transfer Agent or the Corporation shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit
Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s
Agent, any Registrar, any Transfer Agent or the Corporation incur liability to any Holder of a
Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement.
Section 5.4Obligations of the Depositary, the Depositary’s Agents, the Registrar and the
Corporation.
Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the
Transfer Agent nor the Corporation assumes any obligation or shall be subject to any liability under this Deposit Agreement to Holders of Receipts or any other Person other than for its gross negligence, willful misconduct or bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction).  Notwithstanding anything in this Deposit
Agreement to the contrary, excluding the Depositary’s fraud, recklessness, willful misconduct or bad faith  (each as determined by a final non-appealable judgment of a court of competent jurisdiction), the Depositary’s, any Depositary’s Agent, Registrar’s or Transfer Agent’s
aggregate liability under this Deposit Agreement with respect to, arising from or arising in connection with this Deposit Agreement, or from all services provided or omitted to be provided under this Deposit Agreement, whether in contract, tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Corporation to the Depositary as fees and charges, but not including reimbursable expenses.
Notwithstanding anything in this Deposit Agreement to the contrary, neither the
Depositary, nor the Depositary’s Agent nor any Registrar nor any Transfer Agent nor the
Corporation shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if they have been advised of the likelihood of such loss or damage and regardless of the form of action.
Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any
Transfer Agent nor the Corporation shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Series F Preferred Stock, the
Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required.
Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the
Corporation shall be liable for any action or any failure to act by it in reliance upon (i) the written advice of legal counsel or accountants or (ii) information from any Person presenting Series F
Preferred Stock for deposit, any Holder of a Receipt or any other Person believed by it in good faith to be competent to give such information.  The Depositary, any Depositary’s Agent, any
Registrar or Transfer Agent and the Corporation may each rely and shall each be protected in acting upon or omitting to act upon any written notice, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, consent, certificate, statement, request, direction or other paper or document believed by it to be genuine and to have been signed, executed presented or, where necessary, guaranteed, verified or acknowledged by the proper party or parties.
The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Series F Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is not the result of the Depositary’s gross negligence, willful misconduct or bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction).  The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this
Deposit Agreement against the Depositary or any Registrar or any Transfer Agent.
The Depositary, the Depositary’s Agents, and any Registrar or Transfer Agent
may own and deal in any class of securities of the Corporation and its affiliates and in Receipts.
The Depositary may also act as transfer agent or registrar of any of the securities of the
Corporation and its affiliates.
The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the
Receipts, the Depositary Shares or the Series F Preferred Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law.  The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.
In the event the Depositary, the Depositary’s Agent, any Registrar or any Transfer
Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by it hereunder, or in the administration of any of the provisions of this Deposit Agreement, the
Depositary, the Depositary’s Agent, any Registrar or any Transfer Agent shall reasonably deem it necessary that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary, the Depositary’s Agent, any Registrar or any Transfer
Agent may, in its sole discretion upon written notice to the Corporation, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Corporation, any
Holders of Receipts or any other Person or entity for refraining from taking such action, unless the Depositary, the Depositary’s Agent, the Registrar or Transfer Agent, as applicable, receives written instructions or a certificate signed by a duly authorized officer of the Corporation which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s
Agent, any Registrar or any Transfer Agent or which proves or establishes the applicable matter to its satisfaction.
In the event the Depositary, any Depositary’s Agent, any Registrar or any
Transfer Agent shall receive conflicting claims, requests or instructions from any Holder of a

Receipt, on the one hand, and the Corporation, on the other hand, the Depositary, any
Depositary’s Agent, any Registrar or any Transfer Agent, shall be entitled to act on such claims, requests or instructions received from the Corporation, and shall be entitled to the indemnification set forth in Section 5.7 hereof in connection with any action so taken.
From time to time, the Corporation may provide the Depositary, any Depositary’s
Agent, any Registrar or any Transfer Agent with instructions concerning the services performed by the Depositary under this Deposit Agreement.  In addition, at any time, the Depositary, any
Depositary’s Agent, any Registrar or any Transfer Agent may apply to any officer of the
Corporation for instruction, and may consult with legal counsel for the Depositary with respect to any matter arising in connection with the services to be performed by the Depositary,
Depositary’s Agent, Registrar or Transfer Agent, as applicable, under this Deposit Agreement.
The Depositary, Depositary’s Agent, Registrar, Transfer Agent and their respective agents and subcontractors shall not be liable and shall be indemnified by the Corporation for any action taken, suffered or omitted to be taken by them in reliance upon any written instructions from the
Corporation or upon the advice or opinion of such counsel.  None of the Depositary, any
Depositary’s Agent, any Registrar or any Transfer Agent shall be held to have notice of any change of authority of any Person, until receipt of written notice thereof from the Corporation.
The Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent and
any stockholder, director, affiliate, officer or employee of such Persons may buy, sell or deal in any of the securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Depositary, Depositary’s Agent, Registrar or Transfer Agent under this Agreement.  Nothing herein shall preclude the Depositary, any
Depositary’s Agent, any Registrar or any Transfer Agent or any such stockholder, director, affiliate, officer or employee thereof from acting in any other capacity for the Corporation or for any other Person.
No provision of this Agreement shall require the Depositary, any Depositary’s
Agent, any Registrar or any Transfer Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there are reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
Neither the Depositary nor any Depositary’s Agent, any Registrar or any Transfer
Agent shall assume any obligations or relationship of agency or trust with any of the Holders.
The Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent
may rely on, and be fully authorized and protected in acting or failing to act in reliance upon, any guaranty of signature by an “Eligible Guarantor Institution” that is a member or participant in the
Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing.
Neither the Depositary nor any Depositary’s Agent, any Registrar or any Transfer
Agent shall be required to perform any action if such action would cause the Depositary, any

Depositary’s Agent, any Registrar or any Transfer Agent to violate any applicable law, regulation or court order.
The Depositary, any Depositary’s Agent, Transfer Agent, and Registrar
hereunder:
(i)may rely on and shall be authorized and protected in acting or omitting to act upon the written, telephonic, electronic and oral instructions given in accordance with this
Agreement, with respect to any matter relating to its actions as Depositary, Transfer Agent or
Registrar covered by this Agreement (or supplementing or qualifying any such actions), of officers of the Corporation;
(ii)shall not be called upon at any time to advise any Person with respect to the Series F Preferred Stock, Depositary Shares or Receipts;
(iii)shall not be liable or responsible for any recital or statement contained in any documents relating hereto or to the Series F Preferred Stock, the Depositary Shares or
Receipts; and
(iv)shall not be liable in any respect on account of the identity, authority or rights of the parties (other than the Depositary) executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for under this
Agreement.
The terms of this Section 5.4 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.
Section 5.5Resignation and Removal of the Depositary; Appointment of Successor
Depositary.
The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Corporation, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided. In the event any transfer agency relationship in effect between the Corporation and the
Depositary terminates, the Depositary will be deemed to have resigned automatically and be discharged from its duties under this Agreement effective upon the appointment of a successor
Depositary hereunder and its acceptance of such appointment as hereinafter provided.
The Depositary may at any time be removed by the Corporation by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.
In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a Person having its principal office in the United States of America and having a combined capital and surplus, along with its affiliates, of at least $50,000,000.  If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed
Depositary may petition any court of competent jurisdiction for the appointment of a successor
Depositary.  Every successor Depositary shall execute and deliver to its predecessor and to the
Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the
Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Series F Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto.  Any successor Depositary shall promptly mail notice of its appointment (at the Corporation’s expense) to the Holders of Receipts.
Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder.  Such successor
Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.
The provisions of this Section 5.5 as they apply to the Depositary apply to the
Registrar and Transfer Agent as if specifically enumerated herein.
Section 5.6Corporate Notices and Reports.
The Corporation agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Series F Preferred Stock, the Depositary Shares or the Receipts are
listed or by the Corporation’s Amended and Restated Certificate of Incorporation (including the
Certificate of Designations), to be furnished to the Record Holders of Receipts.  Such transmission will be at the Corporation’s expense and the Corporation will provide the
Depositary with such number of copies of such documents as the Depositary may reasonably request.  In addition, the Depositary will transmit to the Record Holders of Receipts at the
Corporation’s expense such other documents as may be requested by the Corporation.
Section 5.7Indemnification by the Corporation.
The Corporation shall indemnify the Depositary, any Depositary’s Agent and any
Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including, without limitation, the reasonable costs and expenses of defending itself or enforcing its rights pursuant to this section, including the reasonable and documented fees and expenses of not more than one legal counsel in any jurisdiction) which may arise out of acts performed, suffered or omitted to be taken in connection with this Deposit Agreement and the Receipts by the
Depositary, any Registrar, any Transfer Agent or any of their respective agents (including any
Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct or bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction) on the respective parts of any such Person or Persons.  The obligations of the Corporation and the rights of the Depositary set forth in this Section 5.7 shall survive the termination of this Deposit Agreement and any resignation or replacement, removal, succession of any Depositary, Registrar, Transfer Agent or
Depositary’s Agent.
Section 5.8Fees, Charges and Expenses.
The Corporation agrees promptly to pay the Depositary the compensation to be agreed upon with the Corporation for all services rendered by the Depositary hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary without gross negligence, willful misconduct or bad faith on its part (or on the part of any agent or Depositary Agent) in connection with the services rendered by it (or such agent or Depositary Agent) hereunder.  The Corporation shall pay all charges of the Depositary in connection with the initial deposit of the Series F Preferred
Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of Series F
Preferred Stock by owners of Depositary Shares, and any redemption or exchange of the Series F
Preferred Stock at the option of the Corporation.  The Corporation shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.
All other transfer and other taxes and governmental charges shall be at the expense of Holders of
Depositary Shares evidenced by Receipts.  If, at the request of a Holder of Receipts, the
Depositary incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the
Depositary may, at its sole option, require a Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Holder of
Receipts.  The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree.
Article VI
AMENDMENT AND TERMINATION
Section 6.1Amendment.
The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the
Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the Holders of
Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate at least 66 2/3% of the

Depositary Shares then outstanding.  Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right, subject to the provisions of Section
2.5 and Section 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the Series F Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange.
As a condition precedent to the Depositary’s execution of any amendment, the Corporation shall deliver to the Depositary a certificate from a duly authorized officer of the Corporation that states that the proposed amendment is in compliance with the terms of this Section 6.1.
Section 6.2Termination.
This Deposit Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding Depositary Shares issued hereunder have been redeemed pursuant to
Section 2.8, (ii) there shall have been made a final distribution in respect of the Series F
Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts representing
Depositary Shares pursuant to Section 4.1 or Section 4.2, as applicable or (iii) upon the consent of Holders of Receipts representing in the aggregate not less than 66 2/3% of the Depositary
Shares outstanding.
Upon the termination of this Deposit Agreement, the Corporation shall be discharged from all obligations under this Deposit Agreement except for its obligations to the
Depositary, any Depositary’s Agent and any Registrar under Section 5.3, Section 5.7 and Section
5.8.
Article VII
MISCELLANEOUS
Section 7.1Counterparts.
This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.  A signature to this Deposit Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.
Section 7.2Exclusive Benefit of Parties.
This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever. The Holders of Receipts must enforce any legal or equitable right, remedy or claim under this Agreement against the Corporation and not the
Depositary.
Section 7.3Invalidity of Provisions.
In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.
Section 7.4Notices.
Any and all notices to be given to the Corporation hereunder or under the
Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or overnight delivery service, or by facsimile transmission or electronic mail, confirmed by letter or telephone, addressed to the Corporation at:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Corporate Secretary
or at any other addresses of which the Corporation shall have notified the Depositary in writing.
Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or overnight delivery service, or by facsimile transmission or electronic mail, confirmed by letter or telephone, addressed to the
Depositary at:
Broadridge Corporate Issuer Solutions, LLC
51 Mercedes Way
Edgewood, New York 11717
Attention: Corporate Actions Department
with a copy to:
Broadridge Financial Solutions, Inc.
2 Gateway Center
Newark, New Jersey 07102
Email: legalnotices@broadridge.com
Attention: General Counsel
or at any other addresses of which the Depositary shall have notified the Corporation in writing.
Any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, overnight delivery service, facsimile transmission or electronic mail,

confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such Holder shall have timely filed with the
Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.  Any written notices given to any record holder of a Global Registered Receipt shall be deemed to have been duly given if transmitted through the facilities of DTC in accordance with DTC’s procedures.
Delivery of a notice sent by mail as provided in this Section 7.4 shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission or electronic mail) is deposited, postage prepaid, in a post office letter box.  The Depositary or the Corporation may, however, act upon any facsimile transmission or electronic mail received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission or electronic mail shall not subsequently be confirmed by letter or as aforesaid.
Section 7.5Depositary’s Agents.
The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such
Depositary’s Agents.  The Depositary will provide the Corporation of a list of any such
Depositary’s Agents upon request.
Section 7.6Appointment of Registrar, Dividend Disbursing Agent and Redemption Agent in
Respect of Receipts.
The Corporation hereby appoints Broadridge as Registrar, Transfer Agent, dividend disbursing agent and redemption agent in respect of the Receipts, and Broadridge hereby accepts such respective appointments.
Section 7.7Reserved.
Section 7.8Holders of Receipts Are Parties.
Subject to the final sentence of Section 7.2, the Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.
Section 7.9Governing Law.
This Deposit Agreement and the Receipts of each series and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.

Section 7.10Inspection of Deposit Agreement.
Copies of this Deposit Agreement shall be filed with the Depositary and shall be open to inspection during business hours at the Depositary’s Office by any Holder of a Receipt..
Section 7.11Headings.
The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.
Section 7.12Force Majeure.
Notwithstanding anything to the contrary contained herein, the Depositary will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, pandemics, epidemics, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
Section 7.13Further Assurances.
Each of the Corporation and the Depositary, respectively, agrees that it will perform, acknowledge, and deliver or cause to be performed, acknowledged or delivered, all such further and other acts, documents, instruments and assurances as the Depositary or the
Corporation, respectively, may reasonably require in connection with the performance of this
Deposit Agreement.
Section 7.14Confidentiality.
The Depositary and the Corporation agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public
Holder information and the fees for services, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or legal process.  However, each party may disclose relevant aspects of the other party's confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Deposit Agreement and such disclosure is not prohibited by applicable law. To avoid doubt, the parties hereto shall not be required to keep the terms of this Deposit Agreement confidential.
[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Holders of
Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

REGIONS FINANCIAL CORPORATION

By:
Name:	Karin Allen
Title:	Executive Vice President, Assistant Controller and Chief Accounting Officer
[Signatures continue on the following page]
[Signature Page to Deposit Agreement]

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC.

By:
Name:
Title:
[Signature Page to Deposit Agreement]
EXHIBIT A
[FORM OF FACE OF RECEIPT]
IF GLOBAL RECEIPT IS ISSUED:  UNLESS THIS GLOBAL RECEIPT IS
PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITARY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND
ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &
CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO
TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A
SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF
PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN
ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT
AGREEMENT REFERRED TO BELOW.
20,000,000 DEPOSITARY SHARES,
EACH REPRESENTING 1/40th OF ONE SHARE
OF
NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES, F
OF
REGIONS FINANCIAL CORPORATION
SEE REVERSE FOR CERTAIN DEFINITIONS
Dividend Payment Dates:  Beginning September 15, 2024, each March
15, June 15, September 15 and December 15.
Broadridge Corporate Issuer Solutions, LLC., as Depositary (the “Depositary”),
hereby certifies that ___________________ is the registered owner of _______________
depositary shares (“Depositary Shares”), each Depositary Share representing 1/40th of one share of Non-Cumulative Perpetual Preferred Stock, Series F, liquidation preference $1,000 per share, par value $1 per share (the “Series F Preferred Stock”), of Regions Financial Corporation, a
Delaware corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of July 29, 2024 (the “Deposit
Agreement”), among the Corporation, the Depositary and the Holders from time to time of the
Receipts.  By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement.  This Receipt shall not be

Depositary Receipt No. 1	CUSIP NO.: 7591EP 860
ISIN NO.: US7591EP8604
A-1
valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual, electronic or facsimile signature of a duly authorized officer and, if a Registrar for the Receipts (other than the
Depositary) shall have been appointed, countersigned by such Registrar by the manual, electronic or facsimile signature of a duly authorized officer thereof.

Dated: July 29, 2024

Broadridge Corporate Issuer Solutions, LLC., as Depositary and Registrar

By:
Authorized Officer
A-2
[FORM OF REVERSE OF RECEIPT]
THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH
REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT
AGREEMENT AND A COPY OF THE CERTIFICATE OF DESIGNATIONS OF NON-
CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES F OF REGIONS FINANCIAL
CORPORATION.  ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY
NAMED ON THE FACE OF THIS RECEIPT.
The Corporation will furnish without charge to each registered Holder of receipts who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights.  Such request may be made to the Corporation or to the Registrar.
EXPLANATION OF ABBREVIATIONS
The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.  Abbreviations in addition to those appearing below may be used.

Abbreviation	Abbreviation	Abbreviation	Equivalent Word
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PL	Public Law
AGMT	Agreement	FBO	For the benefit of	TR	(As) trustee(s), for, of
ART	Article	FDN	Foundation	U	Under
CH	Chapter	GDN	Guardian(s)	UA	Under Agreement
CUST	Custodian for	GDNSHP	Guardianship	UW	Under will of, Of will of, Under last will & testament
DEC	Declaration	MIN	Minor(s)
EST	Estate, of Estate of	PAR	Paragraph
A-3
ASSIGNMENT
For value received, ________________________ hereby sell(s), assign(s) and transfer(s) unto
INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

_______________ Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint ______________ Attorney to transfer the said Depositary
Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:	Signed:
NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.
SIGNATURE GUARANTEED
NOTICE: If applicable, the signature(s) should be guaranteed by an eligible guarantor institution
(banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the
Securities Exchange Act of 1934.
A-4